Exhibit 10.1

SHIPPING AND SERVICE AGREEMENT

THIS AGREEMENT is made and entered on December 17 2013, by and between PRIVOZ a Nevada company who is engaged in the business as "Client"that needs the service to Import Ocean Freight as merchandise, goods, items that bought by others for personal use from USA to other country and E-Z Cargo Inc. a company who is engaged in the business as a "Performer") and provide Export Ocean Freight, Full Container Load, Less Than Container Load, Warehousing and Distribution, Packing and Crating, Freight Consolidation, Project Cargo Handling.

1.  TERM

The term of this Agreement shall be for Three (3) years, shall automatically be renewed for successive one (1) year periods and shall cover all service arranged by Performer for Clients within the validity of this Agreement; provided, however, that this Agreement may be terminated at any time by giving ten (7) days prior written notice to the other party.

2. OPERATING AUTHORITY

Performer represents that it is duly authorized to perform services by Client request.

Price for the shipping will be $1 per 1kg or $1 per 2 pounds.

3.  PAYMENT FOR SERVICES.

Client shall pay for the services provided by Performer in accordance with payment terms set by Performer for Client either in writing or orally. Client shall make payments by company checks, by wire transfer to Performer’s banking account or as agreed prior to the service provided.

4. PACKAGING AND LABELING

  The goods must be packaged and shipped in accordance with international standards on the export-import.

5.  INDEPENDENT CONTRACTOR.

Performer represents and warrants that it is an independent contractor under this Agreement.

6.  SHIPMENT

The parties understand and agree that Performer by signing this Agreement makes no express or implied warranties or guarantees concerning delivery time or the locating of a cargo.

7.  CARGO LOSS, DAMAGE OR SHORTAGE.

Performer shall keep Client liable for acts and omissions by third parties including but not limited to carriers, warehousemen, port authorities and other involved parties unless has failed to exercise due diligence in selecting, instructing or supervising such third parties when applicable. In the event of a cargo loss, damage or shortage claim Client undertakes to notify Performer immediately by phone or email and to subsequently submit to Performer a written claim, fully supported by all relevant documentation, including but not limited to the signed delivery receipt, listing the nature and cause of the claim for cargo damage within five (5) days following the date of delivery or immediately when applicable and required by the insurance policy. No claims or allowances for Shortages, damage or delay will be considered unless clearly noted on the delivery receipt or bill of lading signed by the consignee at delivery and unless cargo damage report / cargo loss report is drawn by the appropriate airport / port authorities when applicable. Performer assumes no liability for cargo loss, damage, or shortage. However, Performer agrees to submit, negotiate and settle all cargo claims with the responsible carrier and to keep Client advised of the status of all such claims.

8. SECTION HEADINGS

The numbered section headings appearing in the Agreement do not constitute any part of this Agreement and shall not be considered in it interpretation.

9. SIGNATURES/ WRITINGS

Except where certified mail is specified, this Agreement and subsequent writings relating to this Agreement must be signed and may be transmitted by facsimile or scanned and sent by electronic mail. The signatures n such facsimile and scanned copies shall operate to bind the parties with the same force and effect as original signatures.

10. ASSIGNMENT OF AGREEMENT

No party may assign this Agreement without the prior written consent of the other party.

11. CONFIDENTIALITY

Except as required by Law, the terms and conditions of this Agreement and information pertaining to any shipment hereunder shall not be disclosed by either party to persons other than its directors, officers, employees, agent, attorneys, accountants and auditors. The provisions of this paragraph shall survive the cancellation, termination or expiration of this Agreement.

12. COMPLETE AGREEMENT

This Agreement constitutes the entire agreement of the parties with reference to the subject matters herein, and may not both parties sign changed, waived, or modified except in writing. This Agreement shall be construed in accordance with the laws of the State of Nevada. All civil actions filed as a result of disputes arising out of this agreement shall be filed in the court of proper jurisdiction in the State of Nevada.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the day and year first above written.

Client	Performer
PRIVOZ	E-Z Cargon Inc.
Montefiore 54, Holon, Israel, ZIP 5825324	501 New county rd., Secaucus, NJ 07094
Phone +972-3-505-3720	Phone 201-223-2600
/s/ Mark Milman	/s/ Alevtina Michina
Mark Milman (Director)	Alevtina Michina (V. President)